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                                                                      EXHIBIT 11



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                  FOR THREE MONTHS ENDED FOR         SIX MONTHS ENDED
                                            JUNE 30,                     JUNE 30,
                                      1998           1997           1998          1997
                                  -----------    -----------    -----------    -----------
Basic:

Net Income ...................    $14,996,144    $ 9,203,132    $28,310,506    $17,693,608
                                  ===========    ===========    ===========    ===========

Weighted average number of
shares of common stock
outstanding ..................     53,849,094     52,053,816     53,319,341     51,952,422

Net income per common
 share .......................    $      0.28    $      0.18    $      0.53    $      0.34
                                  ===========    ===========    ===========    ===========


Diluted:

Net Income ...................    $14,996,144    $ 9,203,132    $28,310,506    $17,693,608
                                  ===========    ===========    ===========    ===========

Weighted average number of
shares of common stock
outstanding ..................     53,849,094     52,053,816     53,319,341     51,952,422

Net effect of dilutive stock
options--based on the treasury
stock method using average
market price .................      7,271,377      5,602,964      7,558,875      5,584,759
                                  -----------    -----------    -----------    -----------

Total weighted average number
of shares of common stock and
common stock equivalents
outstanding ..................     61,120,471     57,656,780     60,878,216     57,537,181
                                  ===========    ===========    ===========    ===========

Net income per common
 share .......................    $      0.25    $      0.16    $      0.47    $      0.31
                                  ===========    ===========    ===========    ===========
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